EXHIBIT 23.2


                      INDEPENDENT AUDITORS' CONSENT


We hereby consent to the incorporation by reference in this Registration Statement of Techne Corporation on Form S-8 of our report dated August 15, 2000 (September 19, 2000 as to the sixth paragraph of Note F) appearing in the Annual Report on Form 10-K of Techne Corporation for the year ended June 30, 2000.





/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
November 9, 2000